EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ComHear, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Randy Granovetter, Chief Executive Officer of the Company, and Mike Silva, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Randy Granovetter	Dated:	August 20, 2014
Randy Granovetter
Title:	Chief Executive Officer

By:	/s/ Mike Silva	Dated:	August 20, 2014
Mike Silva
Title:	Chief Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.